***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                             UNDER 17 C.F.R. SS.SS. 22.80(b)(4),
                                                               200.83 AND 240b-2

                                    AGREEMENT

This Agreement is by and between Centocor, Inc. ("CENTOCOR"), having a business address of 200 Great Valley Parkway, Malvern, PA 19355-1307, and Corvas International, Inc. ("CORVAS"), having a business address of 3030 Science Park Road, San Diego, CA 92121.

WHEREAS, pursuant to a September 14, 1990 letter agreement and a November 7, 1991 letter agreement, CENTOCOR and CORVAS agreed to jointly develop a pharmaceutical product based on an antibody designated Corsevin M; and

WHEREAS, CENTOCOR notified CORVAS, by letter dated November 20, 1991, that CENTOCOR wished to obtain an exclusive license to Corsevin M; and

WHEREAS, the parties did not negotiate or enter into a license agreement directed to Corsevin M; and

WHEREAS, CENTOCOR, by letter dated August 10, 1994, notified CORVAS that CENTOCOR was terminating its efforts to develop Corsevin M; and

WHEREAS CORVAS now desires to obtain materials and information related to CENTOCOR's efforts to develop Corsevin M;

NOW, THEREFORE, the parties agree as follows:

1. CORVAS agrees that during the period September 14, 1990 through August 10, 1994, CENTOCOR diligently worked to develop a pharmaceutical product based on Corsevin M, and hereby waives any right to bring or prosecute any legal action against CENTOCOR in connection therewith.

2. The parties agree that effective August 10, 1994, any obligations to develop Corsevin M by CENTOCOR ceased, and CENTOCOR ceased to have any right or license from CORVAS to commercialize Corsevin M.

3. CENTOCOR agrees to return to CORVAS all materials and documents which CORVAS originally transferred to CENTOCOR, including the murine cell line designated 12D10.

4. CENTOCOR agrees to provide CORVAS with information and materials related to Corsevin M which were developed by CENTOCOR, including the chimeric 12D10 cell line and purified Fab fragment of chimeric 12D10 antibody.

5. In consideration of CENTOCOR's diligent efforts to develop Corsevin M, and the materials CENTOCOR agrees to provide CORVAS under Paragraphs 3 and 4 above, CORVAS agrees to pay CENTOCOR the following:

         a) [...***...] of sales invoiced to end users by CORVAS, an affiliate of CORVAS, or any licensee or distributor acting on CORVAS' behalf, of any product based on Corsevin M; and

         b) [...***...] of all fees received by CORVAS from a licensee or distributor for any product based on Corsevin M until a cumulative total of [...***...] has been paid to Centocor. Payment is to be made to Centocor with fifteen (15) days following CORVAS' receipt.

AGREED AND ACCEPTED

CENTOCOR, INC.                                       CORVAS INTERNATIONAL, INC.

By:     /S/ JOSEPH C. SCODARI                        By: /S/ RANDALL E. WOODS
        ---------------------------                      --------------------

Title:  PRESIDENT                                    Title: PRESIDENT AND CEO
        ---------------------------                         -----------------

Date:   7/12/00                                      Date: JULY 14, 2000
        ---------------------------                        ------------------

*CONFIDENTIAL TREATMENT REQUESTED

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